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                        THE DFA INVESTMENT TRUST COMPANY

                               CUSTODIAN AGREEMENT
                              ADDENDUM NUMBER THREE

      THIS AGREEMENT is made as of the 13th day of September, 1999 by and between THE DFA INVESTMENT TRUST COMPANY, a Delaware business trust (the "Fund"), and PFPC TRUST COMPANY ("PFPC Trust").

                              W I T N E S S E T H :

      WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended;

      WHEREAS, the Fund has retained PFPC Trust to provide certain custodian services pursuant to a Custodian Agreement dated January 15, 1993, as amended (the "Agreement"), which, as of the date hereof, is in full force and effect;

      WHEREAS, PFPC Trust presently provides such services to the existing series of shares of the Fund, and has agreed to provide such services to one new series of the Fund, designated as The Tax-Managed U.S. Marketwide Value Series X (the "New Series"); and

      WHEREAS, Section 1 of the Agreement provides that the Fund may from time to time issue additional series and, in such event, the provisions of the Agreement shall apply to such series as may be mutually agreed to by the Fund and PFPC Trust;

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties agree:

           1. The Agreement is hereby amended to provide that all those series set forth on "Schedule A, Amended and Restated September 13, 1999," which is attached hereto, shall be "Covered Series" under the Agreement.

           2. The fee schedules of PFPC Trust applicable to the series that are listed on Schedule A shall be as agreed to in writing from time to time.

           3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

           4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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           IN WITNESS WHEREOF, the parties hereto have caused this Addendum
Number Three to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                                THE DFA INVESTMENT TRUST COMPANY

                                By:
                                   ------------------------------------
                                      CATHERINE L. NEWELL
                                      VICE PRESIDENT

                                PFPC TRUST COMPANY

                                By:
                                   ------------------------------------
                                      JOSEPH GRAMLICH
                                      SENIOR VICE PRESIDENT





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                                                            AMENDED AND RESTATED
                                                              SEPTEMBER 13, 1999


                                   SCHEDULE A

                                    SERIES OF
                        THE DFA INVESTMENT TRUST COMPANY

                       THE U.S. 9-10 SMALL COMPANY SERIES
                       THE U.S. 6-10 SMALL COMPANY SERIES
                          THE U.S. LARGE COMPANY SERIES
                     THE ENHANCED U.S. LARGE COMPANY SERIES
                           THE U.S. 6-10 VALUE SERIES
                         THE U.S. LARGE CAP VALUE SERIES
                           THE U.S. 4-10 VALUE SERIES
                      THE DFA ONE-YEAR FIXED INCOME SERIES
                THE DFA TAX-MANAGED U.S. MARKETWIDE VALUE SERIES
                             THE GLOBAL VALUE SERIES
                         THE GLOBAL LARGE COMPANY SERIES
                         THE GLOBAL SMALL COMPANY SERIES
                 THE TAX-MANAGED U.S. MARKETWIDE VALUE SERIES X






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